  As filed with the Securities and Exchange Commission on September 27, 2001
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                            TRANSWITCH CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                         06-1236189
      ------------                               ------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                   Three Enterprise Drive, Shelton, CT 06484
                  -------------------------------------------
              (Address of principal executive offices) (Zip Code)

         1999 STOCK INCENTIVE PLAN OF ONEX COMMUNICATIONS CORPORATION
                           (Full title of the plan)

                          __________________________

                                DR. SANTANU DAS
   President, Chief Executive Officer and Chairman of the Board of Directors
                            TRANSWITCH CORPORATION
                            Three Enterprise Drive
                          Shelton, Connecticut 06484
                                (203) 929-8810
            (Name, address including zip code and telephone number,
                  including area code, of agent for service)

                          __________________________

                                   Copy to:
                           TIMOTHY C. MAGUIRE, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA  02110
                                (617) 248-7000

====================================================================================================
                        CALCULATION OF REGISTRATION FEE

                                                Proposed
                                                Maximum
 Title of Securities       Amount to be         Offering       Proposed Maximum        Amount of
 to be Registered         Registered (1)       Price Per      Aggregate Offering     Registration
                                                 Share               Price                Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value                    523,543            $3.55           $1,858,577            $464.64
====================================================================================================

(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, recapitalization or other similar change in common stock.

(2) The price of $3.55 per share, which is the average of the high and low prices reported on the Nasdaq National Market on September 26, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     We filed the following documents with the Securities and Exchange Commission ("SEC") (File Number 0-25996) which are incorporated by reference in this registration statement:

     . TranSwitch's annual report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001

     . Amendment No. 1 to TranSwitch's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on August 24, 2001

     . Proxy Statement, filed on April 17, 2001, for the 2001 Anuual Meeting of Shareholders;

     . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001

     . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the SEC on August 8, 2001

     .   TranSwitch's current report on Form 8-K, dated January 24, 2001

     .   TranSwitch's current report on Form 8-K, dated January 25, 2001

     .   TranSwitch's current report on Form 8-K, dated February 21, 2001

     .   TranSwitch's current report on Form 8-K, dated February 23, 2001

     .   TranSwitch's current report on Form 8-K, dated August 24, 2001

     . TranSwitch's "Description of Capital Stock" contained in the TranSwitch's registration statement No. 0-25996 on Form 8-A, dated May 28, 1995.

     All documents subsequently filed with the SEC by TranSwitch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interest of Named Experts and Counsel
        -------------------------------------

     The validity of the shares of common stock offered hereby will be passed upon for TranSwitch by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

     Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

 .  he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch and . in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

   Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

   Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. Our certificate of incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL.

   We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

   Our amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

Item 8. Exhibits
        --------

       Exhibit No.   Description of Exhibit
       -----------   ----------------------

       Exhibit 4.1 Specimen certificate representing the common stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

       Exhibit 4.2 1999 Stock Incentive Plan of Onex Communications Corporation (filed herewith).

       Exhibit 4.3 Form of Incentive Stock Option Agreement under the 1999 Stock Incentive Plan of Onex Communications Corporation (filed herewith).

       Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

       Exhibit 23.1  Consent of KPMG LLP (filed herewith).

       Exhibit 23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1).

       Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 17. Undertakings.
         ------------

       We hereby undertake:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any material information with respect to the plan of distribution not pervasively disclosed in the registration statement or any material change to such information in the registration statement.

       (2) that, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TranSwitch pursuant to the foregoing provisions, or otherwise, TranSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TranSwitch of expenses incurred or paid by a director, officer or controlling person of TranSwitch in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TranSwitch will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by TranSwitch is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this September 27, 2001.

                                    TRANSWITCH CORPORATION



                                    By: /s/ Dr. Santanu Das
                                        --------------------------------------
                                        Dr. Santanu Das
                                        President, Chief Executive Officer
                                        and Chairman of the Board of Directors



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                             Title                                       Date
-------------------------------                    ---------------------------------                     ------------
/s/ Dr. Santanu Das                                President, Chief Executive                         September 27, 2001
-------------------------------------------        Officer and Chairman of the Board of Directors
Dr. Santanu Das                                    (Principal Executive Officer)

/s/ Peter J. Tallian                               Senior Vice President, Chief Financial Officer     September 27, 2001
-------------------------------------------        and Treasurer
Peter J. Tallian                                   (Principal Financial and Accounting Officer)

/s/ Alfred F. Boschulte                            Director                                           September 27, 2001
-------------------------------------------
Alfred F. Boschulte

/s/ Erik H. van der Kaay                           Director                                           September 27, 2001
-------------------------------------------
Erik H. van der Kaay

/s/ Gerald F. Montry                               Director                                           September 27, 2001
-------------------------------------------
Gerald F. Montry

/s/ James M. Pagos                                 Director                                           September 27, 2001
-------------------------------------------
James M. Pagos

/s/ Dr. Albert E. Paladino                         Director                                           September 27, 2001
-------------------------------------------
Dr. Albert E. Paladino

/s/ Dr. Hagen Hultzsch                             Director                                           September 27, 2001
-------------------------------------------
Dr. Hagen Hultzsch

                               INDEX TO EXHIBITS


Exhibit                                Description of Exhibit
-------                                ----------------------

Exhibit 4.1 Specimen certificate representing the Common Stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

Exhibit 4.2 1999 Stock Incentive Plan of Onex Communications Corporation (filed herewith).

Exhibit 4.3 Form of Incentive Stock Option Agreement under the 1999 Stock Incentive Plan of Onex Communications Corporation (filed herewith).

Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

Exhibit 23.1          Consent of KPMG LLP (filed herewith).

Exhibit 23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in
                      Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).